UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 7, 2019

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road	Westport	Connecticut	06880
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

On July 31, 2019, Terex Corporation (the “Company”) agreed to the terms of a Stipulation and Agreement of Settlement (the “Stipulation”) of the derivative stockholder action, Peter Derrer, derivatively on behalf of Terex Corporation v. Ronald M. DeFeo, Phillip C. Widman, Thomas J. Riordan, G. Chris Andersen, Donald P. Jacobs, David A. Sachs, William H. Fike, Donald DeFosset, Helge H. Wehmeier, Paula H.J. Cholmondeley, Oren G. Shaffer, Thomas J. Hansen, and David C. Wang, and Terex Corporation, Case No. 3:10-cv-00550-RNC (the “Action”), initially filed on April 12, 2010, and pending against the Company and certain of its former officers and current and former directors in the United States District Court for the District of Connecticut.

On August 7, 2019, the Court signed a preliminary approval order approving the Stipulation, including the terms and conditions of the proposed settlement and dismissal with prejudice of the Action (the “Settlement”). The Court also approved, as to form and content, the Notice of Pendency of Derivative Action, Proposed Settlement Action, Settlement Hearing, and Right to Appear (the “Notice”). The Settlement, which is subject to review and final approval by the Court provides, among other things, that the Company will amend certain Board of Directors’ committee charters and Company governance documents, as necessary, to ensure adoption, implementation and maintenance of the corporate governance reforms in Exhibit A to the Stipulation. The Company will not pay any settlement amount as a result of the Settlement. The plaintiff’s counsel’s fees and expenses will be paid by the Company’s insurance provider. The Settlement contains no admission of wrongdoing or liability, and may not be deemed to be a presumption as to the validity of any claims, causes of action or other issues. Additional information about the Action can be found under Note N - “Litigation and Contingencies” in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as filed with the Securities and Exchange Commission on July 30, 2019.

A copy of the Stipulation and Notice are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “will,” “intend,” “subject to” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about the Settlement. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including our failure to satisfy the conditions necessary to make the Settlement effective. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement because of new information or future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Stipulation and Agreement of Settlement dated July 31, 2019

99.2	Notice of Pendency of Derivative Action, Proposed Settlement Action, Settlement Hearing, and Right to Appear

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019

TEREX CORPORATION

By: _/s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel